UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 1, 2016

ASPIRITY HOLDINGS LLC
(Exact Name of Registrant as Specified in Charter)

Minnesota	333-203994	27-1658449
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

701 Xenia Avenue, Suite 475, Minneapolis, MN	55416
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 432-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 1, 2016, Aspirity Financial, LLC (the “Lender”), a wholly-owned subsidiary of Aspirity Holdings, LLC (the “Company”), and Krieger Enterprises, LLC (the “Borrower”), executed Amendment No. 3 (the “Amendment”) to the Term Loan Agreement of July 1, 2015 by and between the Lender and the Borrower, as amended by Amendments No. 1 and 2 dated November 1, 2015 and January 27, 2016, respectively (as amended, the “Agreement”). Capitalized terms utilized herein are as defined in the Agreement.

Among other things, the Amendment revises certain definitions and incorporates a new amortization schedule for the Term Loan calling for fixed monthly payments of principal and interest (at a fixed annual rate of 15.12%) with a balloon payment on the Maturity Date as compared to the variable payment structure in place prior to the Amendment. The principal amount of the loan was increased to $18,237,829 as of October 1, 2016, to include an additional $1,591,684 of accrued interest.

The Amendment also revises the accounting treatment of the Mandatory Prepayments owed to the Lender as the result of the sale by the Borrower of its Retail Energy Holdings, LLC subsidiary (“REH”), which closed on November 2, 2016, and further provides for certain additional Optional Prepayments by the Borrower. Pursuant to the Amendment, both the Mandatory Prepayments due to the REH sale and the Optional Prepayments will be treated as prepayments of Borrower’s monthly installment obligations rather than as prepayments of principal. Such Mandatory and Optional Prepayments are expected to total between $3,000,000 and $4,000,000 from November 1, 2016 and January 31, 2017.

The Amendment also specifies the conditions under which the Lender will release its security interest in the equity interests of the Borrower and provides for adjustments in certain of the covenants and agreements of the Borrower with respect to monthly reporting, minimum liquidity, liens, and defaults.

Mr. Timothy S. Krieger, the Company’s Chairman and controlling shareholder, has also agreed under the Amendment to assist Aspirity Energy, LLC, a wholly-owned subsidiary of the Company, in obtaining certain surety bonds required by its geographic expansion plans. The Amendment further provides that the Company and its subsidiaries have no explicit obligation to lend funds to the Borrower, Mr. Krieger, or their affiliates, but that any such request will be considered based on the facts and circumstances existing at the time.

The above discussion is qualified in its entirety by reference to the Amendment, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Amendment No. 3 to Term Loan Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRITY HOLDINGS LLC

Date: November 4, 2016	By:	/S/ Wiley H. Sharp III
	Name:	Wiley H. Sharp III
	Its:	Vice-President and Chief Financial Officer

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